Original Electronically Transmitted to the Securities and Exchange Commission on December 19, 1997

                                                      Registration No. 333-

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549



                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933


                         BELL ATLANTIC CORPORATION
            (Exact name of issuer as specified in its charter)

                 Delaware                      23-2259884
    (State or other jurisdiction of         (I.R.S. EmployerIdentification No.)
     incorporation of organization)

                        1095 Avenue of the Americas
                            New York, NY  10036
                              (212) 395-2121
                 (Address of principal executive offices)



                BELL ATLANTIC SUPPLEMENTAL RETIREMENT PLAN

                         (Full title of the plan)

                               Ellen C. Wolf
                         Vice President-Treasurer
                         Bell Atlantic Corporation
                        1095 Avenue of the Americas
                            New York, NY  10036
                  (Name and address of agent for service)

                              (212) 395-2121
       (Telephone number, including area code, of agent for service)


                                 Copy to:
                          P. Alan Bulliner, Esq.
             Associate General Counsel and Corporate Secretary
                         Bell Atlantic Corporation
                        1095 Avenue of the Americas
                            New York, NY 10036
                              (212) 395-2121



                      CALCULATION OF REGISTRATION FEE

  Title of      Amount to be     Proposed       Proposed       Amount of
securities to    registered      maximum        maximum      registration
be registered                    offering      aggregate        fee(2)
                                price per       offering
                                   unit        price (1)
 Obligations    $13,000,000        100%       $13,000,000       $3,835



______________

(1)Estimated pursuant to paragraph (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the maximum amount of compensation which may be deferred under the Bell Atlantic Supplemental Retirement Plan.

(2) Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows:
   Proposed maximum aggregate offering price multiplied by .000295.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, as filed by the Registrant with the Securities and Exchange Commission (File No. 1-8606), are incorporated by reference in this Registration Statement and made a part hereof:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

     (c) The Registrant's Current Reports on Form 8-K dated April 17, 1997, July 22, 1997, August 14, 1997 (as amended) and October 22, 1997.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration
Statement.

     Copies of the above documents (excluding exhibits) may be obtained without charge upon written request directed to the Director -- External Reporting, Bell Atlantic Corporation, 31st Floor, 1717 Arch Street, Philadelphia, PA 19103 (Telephone Number 215-963-6360).

Experts

     The consolidated balance sheets as of December 31, 1996 and 1995 and the consolidated statements of operations, changes in shareowners' investment, cash flows, and financial statement schedule for each of the three years in the period ended December 31, 1996, incorporated by reference, have been incorporated here in reliance on the report, which includes an explanatory paragraph stating that Bell Atlantic Corporation changed its method of accounting for directory publishing revenues and expenses in 1996 and discontinued accounting for the operations of its telephone subsidiaries in accordance with Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation," effective August 1, 1994, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the Obligations to be issued in connection with the Registration Statement will be passed upon by P. Alan Bulliner, Esq., Associate General Counsel and Corporate Secretary of Bell Atlantic Corporation. Mr. Bulliner beneficially owns 9,531 shares of Bell Atlantic Corporation Common Stock and has options to purchase 42,601 shares.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law ("DGCL") permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorney's fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Article 7 of the Bell Atlantic Corporation ("Bell Atlantic")
Certificate of Incorporation makes mandatory the indemnification expressly authorized under the DGCL, except that the Certificate of Incorporation only provides for indemnification in derivative actions, suits or proceedings by a director or officer if the initiation of such action, suit or proceeding was authorized by the Board of Directors.

     Pursuant to Section 7.8 of the Amended and Restated Agreement and Plan of Merger dated as of April 21, 1996 by and between NYNEX Corporation ("NYNEX") and Bell Atlantic, Bell Atlantic has agreed for a period of six years following the Effective Time to (a) cause NYNEX to maintain in effect the provisions regarding indemnification of officers and directors contained in the NYNEX Certificate of Incorporation and Bylaws and the certificates of incorporation and bylaws of each of its subsidiaries or in director, officer or employee indemnification agreements of NYNEX and its subsidiaries, (b) maintain in effect and cause NYNEX to maintain in effect current policies of directors' and officers' liability insurance and fiduciary liability insurance with respect to claims arising prior to the Effective Time, and (c) indemnify, and cause NYNEX to indemnify, the directors and officers of Bell Atlantic and NYNEX respectively, to the fullest extent permitted under their respective certificates of incorporation and bylaws and applicable law. In addition, Bell Atlantic has agreed to unconditionally and irrevocably guarantee for the benefit of such directors, officers and employees the obligations of NYNEX under its indemnification arrangements.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The following is a list of exhibits filed as part of this Registration Statement.



Exhibit
Number                        Exhibit

5              Opinion of P. Alan Bulliner, Esq., Associate General Counsel
               and Corporate Secretary of Bell Atlantic.
23.1           Consent of Coopers & Lybrand L.L.P.
23.2           Consent of P. Alan Bulliner (Included in Exhibit 5).
24             Powers of Attorney.



Item 9. Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York on December 19, 1997.




                              BELL ATLANTIC CORPORATION



                              By:  /s/ M. Meskin

                                   Mel Meskin
                                   Vice President - Comptroller

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



     Signature                Title                              Date


            *                 Director, President and Chief   December 17, 1997
Lawrence T. Babbio, Jr.       Executive Officer - Network
                              Group



            *                 Director                        December 17, 1997
Richard L. Carrion



            *                 Director, President and Chief   December 17, 1997
James G. Cullen               Executive Officer-Telecom Group



            *                 Director                        December 17, 1997
Lodewijk J.R. de Vink



            *                 Director                        December 18, 1997
James H. Gilliam, Jr.



            *                 Director                        December 18, 1997
Stanley P. Goldstein



            *                 Director                        December 19, 1997
Helene L. Kaplan



            *                 Director                        December 18, 1997
Thomas H. Kean



                              Director                        December   , 1997
Elizabeth T. Kennan



            *                 Director                        December 17, 1997
John F. Maypole


           *                  Director                        December 18, 1997
Joseph Neubauer



           *                  Director                        December 17, 1997
Thomas H. O'Brien



           *                  Director                        December 17, 1997
Eckhard Pfeiffer



           *                  Director                        December 17, 1997
Hugh B. Price

     Signature                Title                              Date



            *                 Director                        December 17, 1997
Rozanne L. Ridgway



            *                 Director and Senior Executive   December 19, 1997
Frederic V. Salerno           Vice President and Chief
                              Financial Officer/Strategy and
                              Business Development (principal
                              financial officer)



            *                 Director, Vice Chairman,        December 17, 1997
Ivan G. Seidenberg            President and Chief Operating
                              Officer



            *                 Director                        December 17, 1997
Walter V. Shipley



            *                 Director, Chairman and Chief    December 18, 1997
Raymond W. Smith              Executive Officer (principal
                              executive officer)



            *                 Director                        December 17, 1997
John R. Stafford



            *                 Director, Executive Vice        December 17, 1997
Morrison DeS. Webb            President-External Affairs and
                              Corporate Communications



            *                 Director                        December 17, 1997
Shirley Young


/s/ M. Meskin                 Vice President-Comptroller
Mel Meskin                    (controller)                    December 19, 1997




*By: /s/ M. Meskin
     Mel Meskin
     Attorney-in-fact

                               Exhibit Index


5    Opinion of P. Alan Bulliner, Esq., Associate General Counsel and
Corporate Secretary of Bell Atlantic.

23.1 Consent of Coopers & Lybrand L.L.P.

23.2 Consent of P. Alan Bulliner (Included in Exhibit 5).

24   Powers of Attorney.